Exhibit 99.1

PDC ASSETS

Statements of Revenues and Direct Operating Expenses

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	F-1

Statements of Revenues and Direct Operating Expenses of the PDC Assets for the years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 and 2015 (Unaudited)	F-3

Notes to Statements of Revenues and Direct Operating Expenses of the PDC Assets	F-4

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Shareholders
PetroShare Corp.

We have audited the accompanying statement of revenues and direct operating expenses of certain assets acquired from PDC Energy, Inc. (the “PDC Assets”) for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the management of PetroShare Corp. (the “Company”). Our responsibility is to express an opinion on these financial statements based on our audit.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the PDC Assets. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3600 S Yosemite St. #600 Denver, CO 80237 T: 303.694.6700 F: 303.694.6761

877.754.4557

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of revenues and direct operating expenses of the PDC Assets for the years ended December 31, 2015 and 2014, in conformity with generally accepted accounting principles in the United States of America.

Emphasis of Matter

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Form 8-K/A and were not intended to be a complete presentation of the results of the operations of the PDC Assets. Our opinion is not modified with respect to this matter.

Denver, Colorado
September 16, 2016

PDC Assets

Statements of Revenues and Direct Operating Expenses

	For the six months ended		For the years ended
	June 30,		December 31,
	2016	2015	2015	2014
	(unaudited)
Oil and gas production revenues:
Oil	$47,615	$62,127	$117,569	$364,311
Natural gas and natural gas liquids	85,407	191,383	304,756	632,288
Total Oil and gas production revenues	133,022	253,510	422,325	996,599

Direct operating expenses:
Lease operating expenses	72,011	95,117	170,113	175,918
Severance taxes	5,582	14,645	22,289	29,634
Re-engineering and workovers	28,631	21,509	76,791	6,781
Total direct operating expenses	106,224	131,271	269,193	212,333

Revenues in excess of direct operating expenses	$26,798	$122,239	$153,132	$784,266

The accompanying notes are an integral part of these financial statements.

PDC Assets

Notes to Statements of Revenues and Direct Operating Expenses

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

PetroShare Corp. (“PetroShare” or the “Company”) is a corporation organized under the laws of the State of Colorado on September 4, 2012 to investigate, acquire and develop crude oil and natural gas properties in the Rocky Mountain or mid-continent portion of the United States. Since inception, PetroShare has focused on financing activities and the acquisition, exploration and development of crude oil and natural gas prospects in the Rocky Mountain and mid-continent region of the United States. The Company’s recent focus is on the Wattenberg Field, part of the Denver-Julesburg Basin in northeast Colorado. The Company recently acquired certain crude oil and natural gas properties located in Adams County, Colorado from PDC Energy, Inc. (“PDC”). The accompanying financial statements represent the revenues and direct operating expenses of the properties acquired.

NOTE 2 — ACQUISITION

On June 30, 2016, the Company completed the acquisition of certain oil and gas assets from PDC, including leases covering approximately 3,652 gross (1,410 net) acres of lands located in Adams County, Colorado and PDC’s interest in 35 currently-producing wells (collectively, the “PDC assets”). Simultaneous with the closing, the Company’s principal lender, Providence Energy Operators, LLC (“Providence”), exercised its option under a participation agreement and acquired 50% of the interest the Company acquired in the PDC assets. The acquisition was effective April 1, 2016.

The gross purchase price for the PDC assets was $4,611,833 after a holdback allowance of $542,797 associated with certain title defects. Following Providence’s exercise of its option under the participation agreement, the net purchase price to the Company was $2,305,917. The gross purchase price may be adjusted upwards to $5,154,630 if PDC completes certain title curative actions within 90 days following closing. The purchase price is also subject to certain post-closing adjustments based on a final proration of costs and revenues from operation of the assets following the effective date. The post-closing adjustment is scheduled 90 days after the acquisition date, or September 28, 2016.

The acquisition was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) No. 805, Business Combinations, which among other things requires the assets acquired and liabilities assumed to be measured and recorded at their fair values as of the acquisition date.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying Statements of Revenues and Direct Operating Expenses and related notes present the revenues and direct operating expenses related to the PDC assets for the six month periods ended June 30, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014, and have been derived from historical data related to the PDC assets. Revenues relate to the historical net revenue interests and net working interests acquired by the Company. Direct operating expenses include lease operating expenses, production and ad valorem taxes, transportation and all other direct operating costs associated with the PDC assets.

The Statements of Revenues and Direct Operating Expenses are presented because it is not practicable to obtain full historical audited financial statements with respect to the PDC assets. The Statements of Revenues and Direct Operating Expenses are not indicative of the financial condition or results of operations of the PDC assets going forward due to the omission of various operating expenses. During the periods presented, the PDC assets were not accounted for as a separate business unit. As such, certain costs, such as depreciation, depletion and amortization of oil and gas properties, accretion of asset retirement obligations, general and administrative expenses, interest expense and income taxes were not allocated to the PDC assets.

The preparation of the Statements of Revenues and Direct Operating Expenses in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) required management to make certain estimates and assumptions that affect the reported amounts of revenues and operating expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue recognition

Oil, natural gas and natural gas liquids revenues are recognized under the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties.

NOTE 4 — OMITTED FINANCIAL INFORMATION

Historical financial statements reflecting financial position, results of operations and cash flows required by US GAAP are not presented as such information was not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization of oil and gas properties was made to the PDC assets. Accordingly, the Statements of Revenues and Direct Operating Expenses are presented in lieu of the financial statements required under Rules 3-01 and 3-02 of the Securities and Exchange Commission’s Regulation S-X.

NOTE 5 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 16, 2016, the date the financial statements were available to be issued. No subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statements.

NOTE 6 — SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Oil and Gas Reserve Information

The following tables summarize the net ownership interests in estimated quantities of proved, proved developed, and proved undeveloped (“PUD”) oil and natural gas reserves of the PDC assets for the periods indicated, estimated by the Company’s independent petroleum engineers, and the related summary of changes in estimated quantities of net remaining proved reserves during the periods indicated. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

	Oil (Bbl)	Natural Gas (Mcf)	Natural Gas Liquids (Gallons)	Total (BOE)(1)(2)
Balance - January 1, 2014	30,896	711,839	2,930,844	219,318

Extension and Discoveries	351,700	1,465,200	12,065,088	883,164
Production	(4,170)	(75,984)	(259,438)	(23,011)
Revisions to Estimates	(426)	(8,755)	(147,626)	(5,400)

Balance at December 31, 2014	378,000	2,092,300	14,588,868	1,074,071

Extension and Discoveries	383,500	1,574,800	24,258,024	1,223,538
Production	(2,201)	(62,666)	(247,671)	(18,542)
Revisions to Estimates	(20,325)	(140,628)	(11,925,777)	(327,710)

Balance at December 31, 2015	738,974	3,463,806	26,673,444	1,951,537

Proved developed reserves
December 31, 2014	26,300	627,100	2,523,780	190,907
December 31, 2015	18,500	517,800	2,415,420	162,310

Proved undeveloped reserves
December 31, 2014	351,700	1,465,200	12,065,088	883,164
December 31, 2015	720,474	2,946,006	24,258,024	1,789,047

(1)         Barrel of oil equivalent (“BOE”) is equal to (i) 42 gallons of natural gas liquids per barrel of oil (“Bbl”) or (ii) 6 thousand cubic feet “(Mcf”) of natural gas per Bbl.

(2)         Increases in proved undeveloped reserves during the years ended December 31, 2015 and 2014 are attributable to the increases in economic horizontal drilling activity adjacent to the subject acreage.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) at the time the estimate is made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Standardized Measure of Discounted Estimated Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following table sets forth the computation of the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows of the PDC assets in accordance with ASC Topic 932, Extractive Activities—Oil and Gas (“ASC 932”), and based estimated on oil and natural gas reserve and production volumes. Estimated future cash inflows as of December 31, 2015 and 2014 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month oil and gas prices for each month within the years ended December 31, 2015 and 2014) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the estimated proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the ASC 932, a discount rate of 10% is applied to the annual estimated future net cash flows.

The prices, calculated as described above, were $50.28 per barrel of oil and $2.59 per MMBtu of natural gas at December 31, 2015, and $94.99 per Bbl and $4.35 per MMBtu of natural gas at December 31, 2014. The prices were based on index prices, which have been adjusted for historical average location and quality differentials. Estimated future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future income tax expense was estimated based on an estimated effective tax rate of 37.5%.

The standardized measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

Standardized Measure of Estimated Discounted Future Net Cash Flows

	December 31,
	2015	2014
Future Cash Inflows	$48,130,473	$50,786,062
Future Production Costs	(12,404,692)	(10,762,283)
Future Development Costs	(15,831,775)	(7,744,474)
Future Income Taxes	(2,462,005)	(4,003,972)

Estimated future net cash flows	17,432,001	28,275,333

10% annual discount for estimated timing of cash flows	(8,591,436)	(13,249,806)

Standardized measure of estimated discounted future cash flows	$8,840,565	$15,025,527

The following table summarizes the principal factors comprising the changes in the standardized measure of estimated discounted net cash flows for the years ended December 31, 2015 and 2014:

Changes in Standardized Measure of Estimated Discounted Future Net Cash Flows

	December 31,
	2015	2014
Beginning of the year	$15,025,527	$3,067,407
Sales of oil and gas produced net of production cost	(422,325)	(996,599)
Net change in sales prices, net of production costs	(1,349,758)	271,018
Extensions, discoveries and improved recoveries	3,915,143	24,408,689
Previously estimated development costs incurred during the period	—	—
Net changes in future development costs	(8,087,301)	(7,744,474)
Revision of previous quantity estimates	(847,287)	(31,203)
Accretion of discount	(993,735)	—
Net change in income tax	1,541,966	(4,003,972)
Changes in timing of estimated cash flows and others	58,335	54,661
Standardized measure, end of year	$8,840,565	$15,025,527